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                                                                   EXHIBIT 99-b


                                                     (PACIFIC TELESIS LOGO HERE)

June 1996

Dear Shareowner:

Enclosed is Pacific Telesis Group's Joint Proxy Statement/Prospectus relating to our Special Meeting of Shareowners to approve and adopt the Agreement and Plan of Merger with SBC Communications Inc. The Board has unanimously approved the Merger Agreement and unanimously recommends that shareowners vote FOR approval and adoption of the Merger Agreement.

The Special Meeting will be held at the San Jose Scottish Rite Center, 2455 Masonic Drive, San Jose, California on July 31, 1996 at 2:00 p.m. Whether or not you plan to attend the meeting, it is important that you exercise your right to vote as a shareowner of Pacific Telesis Group. PLEASE VOTE YOUR PREFERENCES ON THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Sincerely,

Philip J. Quigley
Chairman of the Board

                          ADMISSION TICKET ON REVERSE
                             DETACH PROXY CARD HERE

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[X]     PLEASE MARK VOTE AS
        IN THIS EXAMPLE.

(Continued from reverse side.)

Directors Recommend a Vote "FOR"

To Approve and Adopt the Agreement          FOR     WITHHOLD        ABSTAIN
and Plan of Merger among Pacific             [ ]       [ ]             [ ]
Telesis Group, SBC Communications Inc.
and SBC Communications (NV) Inc.,
dated as of April 1, 1996, and to approve the transactions contemplated thereby.

Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                                        Please keep [ ]           Will [ ]
                                            my vote             attend
                                       confidential            meeting

                                       Sign here as name(s) appears at left.

Signature:____________ Date:_________   Signature:____________ Date:_________

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                                ADMISSION TICKET

Please present this ticket for admittance of shareowner(s) named on reverse and a guest.

SPECIAL MEETING OF SHAREOWNERS

July 31, 1996
San Jose Scottish Rite Center
2455 Masonic Drive
San Jose, California

Doors Open at 1:30 p.m.
Meeting starts at 2:00 p.m.

DIRECTIONS

FROM NORTH BAY, SAN FRANCISCO OR PENINSULA:

Take I-280 South, exit at 87 Guadalupe Pkwy South
(far right lane). Continue on Guadalupe Pkwy
South and exit at Curtner Ave. Turn right on Curtner and immediately get in the left lane. Turn left on Canoas Garden Ave. Go one block to Masonic Dr. and turn right.

Take Hwy 101 South, exit at 87 Guadalupe Pkwy
South. Continue South on Guadalupe Pkwy
through Downtown San Jose and exit at Curtner
Ave. Turn right on Curtner and immediately get in the left lane. Turn left on Canoas Garden Ave. Go one block to Masonic Dr. and turn right.

FROM EAST BAY:

Take I-680 South, exit at 87 Guadalupe Pkwy South.
Continue on Guadalupe Pkwy South and exit at Curtner Ave. Turn right on Curtner and immediately get in the left lane. Turn left on Canoas Garden Ave. Go one block to Masonic Dr.
and turn right.

From I-880 South, take Hwy 101 South. Take
I-280 North; exit at 87 Guadalupe Pkwy South.
Continue on Guadalupe Pkwy South and exit at Curtner Ave. Turn right on Curtner and


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immediately get in the left lane. Turn left on
Canoas Garden Ave. Go one block to Masonic Dr.
and turn right.

          DETACH PROXY CARD HERE

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                                               (PACIFIC TELESIS LOGO HERE)

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREOWNERS ON JULY 31, 1996.


The undersigned hereby appoints Philip J. Quigley, William E. Downing and Richard W. Odgers, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the shares of Common Stock of Pacific Telesis Group represented hereby and held of record by the undersigned on June 3, 1996 at the Special Meeting of Shareowners to be held at the San Jose Scottish Rite Center, 2455 Masonic Drive, San Jose, California, on July 31, 1996 at 2:00 p.m., or any adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, OR ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. This proxy also provides voting instructions for shares held in the Shareowner Dividend Reinvestment and Stock Purchase Plan and, if registrations are identical, shares held in the various employee savings and benefit plans. IF THIS PROXY IS SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND TO APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY ON THE REVERSE OF THIS CARD, AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, OR ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE ON THE REVERSE AND PROMPTLY RETURN
        C/O BOSTON EQUISERVE L.P., P.O. BOX 9018, BOSTON, MA 02205-8650.

                          (CONTINUED ON REVERSE SIDE.)